Exhibit 10.2

CLEAR SKIES SOLAR, INC.

2010 CONSULTANTS PLAN

1. Purpose of the Plan.

This 2010 Consultants Plan (the "Plan") is intended as an incentive for consultants and advisors to Clear Skies Solar, Inc., a Delaware corporation (the "Company"), and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

2. Administration of the Plan.

The Board of Directors of the Company (the "Board") shall act as administrator of the Plan and shall designate recipients of grants and determine the terms and conditions of the respective grants under the Plan.

The Board shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any grants under the Plan.

3. Designation of Grantees.

The persons eligible for participation in the Plan as recipients of grants (the "Grantees" or the "Participants") shall include consultants and advisors to the Company or any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each award granted to Participants, the Board may consider any factors it deems relevant, including, without limitation, the Participant's relationship to the Company, the Participant's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant's length of service, promotions and potential.

4. Stock Reserved for the Plan.

Subject to adjustment as provided in Section 5 hereof, a total of 1,000,000 shares of the Company's common stock, par value $0.001 per share (the "Stock"), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.

5. Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Board shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan.

6. Purchase for Investment/Conditions.

Unless the shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person receiving Stock under the Plan may he required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Board may impose any additional or further restrictions on awards of Stock as shall be determined by the Board at the time of award.

7. Taxes.

(a) The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any grant made under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b) If any Grantee, in connection with the acquisition of Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

8. Effective Date of Plan.

The Plan shall be effective on March 22, 2010.

9. Amendment and Termination.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any grant theretofore made without the Participant's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 5;

(b) materially increase the benefits accruing to the Participants under the Plan; or

(c) materially modify the requirements as to eligibility for participation in the Plan.

10. Government Regulations.

The Plan, and the grant of Stock hereunder, and the obligation of the Company to sell and deliver Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

(a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commissions having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b) Limitation of Liability. No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c) Registration of Stock. Notwithstanding any other provision in the Plan, no Stock may be issued unless and until the Stock to be issued has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Board, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Board may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

11. Non-Uniform Determinations.

The Board's determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

12. Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

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